UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2016

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-29363

(Commission File Number)

88-0343702

(I.R.S. Employer Identification No)

1771 E. Flamingo Rd #201-A

Las Vegas, NV 89119

(Address of principal executive offices)

(702) 734-3457

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	LEGAL PROCEEDINGS.

Players Network (the “Company” or “Registrant”) on August 12th 2016, after a long dispute, between Registrant, Mr. Bradley our Chief Executive Officer and Vis Vires Group, Inc and other defendant pursuant to two pending litigations entered into a satisfying definitive Settlement Agreement attached hereto as Exhibit 1.01 and will soon file a “stipulation and order of dismissal”.

Item 1.01	Entry into a Material Definitive Agreement.

On August 5th, 2016, Registrant and Mr. Bradley individually entered into a Settlement Agreement, with Vis Vires Group, Inc, and ales., negotiated by JS Barkats, PLLC on its behalf ending two litigations and a long dispute and claim by Vis Vires Group, Inc., and releasing all the parties including but not limited to, KBM Worldwide Inc., Asher Enterprises Inc, Curt and Seth Kramer. Pursuant to the terms of the Settlement signed August 12th by Vis Veres Group, Inc, KBM Worldwide Inc, Registrant and the various parties involved in the dispute and counterclaims. The terms of the Settlement Agreement requires form Registrant to make a payment of $70,000 from the original loan of $64,000 payable in four equal tranches which started August 6th, 2016 and shall be completed by November 3rd 2016. This settlement is a fair and satisfactory settlement for the Company preventing Vis Vires Group, Inc and its affiliates to convert the Company’s common stock and potentially undermine the Company’s market value or include other payments and fees that would have been associated with this loan. Failure to make payment and cure within a timely fashion may have some serious consequences. The Settlement allows Responds and its CEO to focus on the business operation of the Company and avoid further delays.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit:	Description:
1.01	Settlement Agreement dated August 12th 2016

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 16, 2016

By:
Mark Bradley, Chief Executive Officer